WITHOUT PRIOR WRITTEN APPROVAL OF THE CANADIAN VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE CANADIAN VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 31, 2002.

THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 4:30 P.M. (TORONTO TIME) ON MARCH 30, 2003


                   CLASS D WARRANTS TO PURCHASE COMMON SHARES
                                        OF
                                LINGO MEDIA INC.


CERTIFICATE  NO.  D-000               RIGHT TO PURCHASE            COMMON SHARES
                                                        -----------
THIS  IS TO CERTIFY THAT for value received              is entitled, subject to
                                           --------------
the terms hereof, upon completion of the subscription form annexed hereto and upon presentation and surrender of this Warrant at any time before 4:30 p.m., Toronto time, on March 30, 2003 (Expiry Time or Time of Expiry) to purchase fully  paid  and  non-assessable common shares (Common Shares) of LINGO
---------
MEDIA INC. (hereinafter called the "Company"), as such Common Shares are constituted at the date hereof, upon payment at the price of $0.10 per share (the Exercise Price) in lawful money of Canada.

     The rights of the holder of this Warrant are subject to the terms and conditions annexed hereto which shall be deemed to be incorporated herein.

     This  Warrant  is  non-transferable.

     The certificate evidencing the Common Shares will bear the following legend imposed by the Canadian Venture Exchange:

Without prior written approval of the Canadian Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Canadian Venture Exchange or otherwise in Canada or to for the benefit of a Canadian resident until July 31, 2002.

     In witness whereof the Company has caused this Warrant Certificate to be signed by its duly authorized officers.

Date:          March  30,  2002.

LINGO  MEDIA  INC.
By:                         By:

/s/ Michael P. Kraft             /s/ Imran Atique
--------------------             -----------------
Michael  P.  Kraft               Imran  Atique
President                        Secretary

                                  SUBSCRIPTION

TO:     LINGO  MEDIA  INC.
        151  BLOOR  ST.  WEST,  SUITE  890
        TORONTO,  ONTARIO  M5S  1S4

     The  undersigned  Holder  of  Class  D  Warrants  hereby:

(a)  subscribes for            Common shares without par value in the capital of
                   ------------
the Company at a price of $0.10 per share on the terms and conditions referred to in the Warrant Certificate, and encloses herewith certified cheque payable to the order of Lingo Media Inc. in payment of the subscription price thereof;

(b) delivers herewith Class D Warrants entitling the undersigned to subscribe for the above-mentioned number of Common shares;

(c) specifies that the above-mentioned number of Common shares are to be issued as follows:

     Name:
                       --------------------------------------

     Address  in  full:
                       --------------------------------------

                       --------------------------------------

     Number  of  Shares:
                       --------------------------------------

Dated  this    day  of         ,  200   .
           ----       --------       ---


----------------------------------------
     (SIGNATURE  OF  SUBSCRIBER)

----------------------------------------
     (PRINT  NAME  OF  SUBSCRIBER)

----------------------------------------

----------------------------------------

----------------------------------------
     (ADDRESS  IN  FULL)

NOTE:

(1) Please refer to the Class D Warrant to determine the amount of the purchase price of the shares subscribed for, the methods of paying the purchase price and other information relating to the exercise of the right to purchase conferred by the Class D Warrants.

(2)     The  above  form  of  subscription  is  to  be signed by the Subscriber.

                     TERMS AND CONDITIONS OF CLASS D WARRANT
                  TO PURCHASE COMMON SHARES OF LINGO MEDIA INC.


1. All share purchase warrants shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary of the Company holding office at the time of signing and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the share purchase warrants and notwithstanding that the President or Vice-President or Secretary or Assistant Secretary signing may not have held office at the date of the delivery of the share purchase warrants, the share purchase warrants so signed shall be valid and binding upon the Company.

2. All rights under any of the share purchase warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and determine and such share purchase warrants shall be wholly void and of no value or effect after the Expiry Date set forth on the face of the share purchase warrant.

3. The holder of any share purchase warrant who desires to exercise the right of purchase therein provided for shall deliver such warrant to the Company at its registered office together with a subscription duly signed by such holder of the number of shares which such holder is entitled and desires to purchase and the purchase price applicable at the time of such delivery of the shares so desired to be purchased calculated in accordance with the provisions hereof. To the extent that a warrant confers the right to purchase a fraction of a share such right may only be exercised in respect of such fraction in combination with another warrant which in the aggregate entitle the bearer to purchase a whole number of shares.

The purchase price of shares subscribed for under share purchase warrants shall be paid by certified cheque payable to the order of the Company.

4. Upon such delivery and payment as aforesaid, the Company shall cause to be issued the holder hereof the number of shares of the Company to be issued and the holder hereof shall become a shareholder of the Company in respect of such shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares and the Company shall cause such certificate or certificates to be mailed to the holder hereof at the address or addresses specified in such subscription within fifteen (15) days of such delivery and payment as herein provided. No person who is a resident of the United States of America or its territories or possessions may subscribe for shares of he Company hereunder.

5. The holding of a share purchase warrant shall not constitute the holder thereof a shareholder of the Company nor entitle him to any right or interest in respect thereof except as herein and in the share purchase warrants expressly provided.

6. The Company covenants and agrees that until the Expiry Date while any of the share purchase warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of shares to satisfy the right of purchase herein provided for should the holders of all the share purchase warrants at any time outstanding determine to exercise such right in respect of all the shares for the time being called for by such outstanding share purchase warrants. All shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Company or its creditors in respect thereof.

7. The Company covenants and agrees that so long as any of the share purchase warrants are outstanding it will not up to and including the Expiry Date (i) give rateably to holders of its shares rights to subscribe for additional shares or (ii) sell or lease the whole or substantially the whole of the assets of the Company to any other company or corporation or (iii) distribute to holders of its shares any property or other assets of the Company, until it shall have given the lesser of (i) twenty-one (21) days' notice or (ii) the number of days to the expiry date less one (1) days' notice of its intention so to do, and of the particulars of the right to subscribe for additional shares and/or of the general terms of such sale or lease or distribution of property or assets of the Company, by notice to the holder hereof. The Company further covenants and agrees that it will not during the period of such notice as aforesaid close its share transfer books or take any other corporate action which might deprive the holder of any share purchase warrant of the opportunity of exercising the right to participate as a shareholder in any such rights or dividends or such other proposed action as aforesaid; provided always that nothing contained in this clause shall be deemed to affect the right of the Company to do or take part in any of the things referred to above in this clause nor to pay cash dividends on the shares of any class or classes in its capital from time to time outstanding nor (subject to the provisions of clause 6 hereof) to issue any of its authorized but unissued shares in its capital or be deemed to require the Company to give any notice of intention to pay any such cash dividends on any shares other than shares of the same class as those then issuable pursuant to the warrants or to issue any of such unissued shares.

8. In the event of any subdivision, re-division or change or subdivisions, re-divisions or changes of the shares of the Company at any time while any share purchase warrant is outstanding into a greater number of shares, the Company shall thereafter deliver at the time of purchase of shares under share purchase warrants, in lieu of the number of shares in respect of which the right to purchase is then being exercised, such greater number of shares of the Company as would result from said subdivision, re-division or change or subdivisions, re-divisions or changes had the right of purchase been exercised before such subdivision, re-division or change or sub-divisions, re-divisions or changes or giving any other consideration therefor.

In the event of any consolidation or consolidations of the shares of the Company at any time while any share purchase warrant is outstanding into a lesser number of shares, the Company shall thereafter deliver, and the subscribers under share purchase warrants shall accept, at the time of purchase of shares under share purchase warrants, in lieu of the number of shares in respect of which the right to purchase is then being exercised, such lesser number of shares of the Company as would result from such consolidation or consolidations had the right of purchase been exercised before such consolidation or consolidations.

In the event of any reclassification or reclassifications of the shares of the Company or any consolidation, amalgamation or merger of the Company with any other company or corporation at any time while any share purchase warrant is outstanding, the Company shall thereafter deliver at the time of purchase of shares under the share purchase warrants the number of shares of the Company of the appropriate class or classes resulting from said reclassification or reclassifications or said consolidation, amalgamation or merger of the Company with any other company or corporation as the subscriber would have been entitled to receive in respect of the number of shares in respect of which the right of purchase is then being exercised had the right of purchase been exercised before such reclassification or reclassifications or such consolidation, amalgamation or merger of the Company with any other company or corporation.

If the Company, at any time while any share purchase warrant is outstanding, shall make any distribution payable in shares or pay any stock dividend or stock dividends upon shares of the Company of the class or classes in respect of which the right to purchase is then given under the share purchase warrants, then the Company shall thereafter deliver at the time of purchase of shares of the Company under share purchase warrants, in addition to the number of shares in respect of which the right of purchase is then being exercised, the additional number of shares of the appropriate class or classes as would have been payable on the shares of the Company so purchased if the shares so purchased had been outstanding on the record date for the payment of the said stock dividend or stock dividends.

The adjustment in the number of shares issuable pursuant to the rights attaching to the warrants provided for in this clause 8 shall be cumulative.

On the happening of each and every such event the applicable provisions of the share purchase warrants and each of them shall, ipso facto, be deemed to be amended accordingly and the Company shall take all necessary action so as to comply with such provisions as so amended.

At least twenty-one (21) days prior to the effective date or the record date of every such event, the Company shall give written notice to the holders of share purchase warrants of the particulars of such event and the required adjustment pursuant to this Section 8.

9. The Company shall not be required to deliver certificates for shares while the share transfer books of the Company are properly closed, having regard to the provisions of clause 7 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any share purchase warrant in accordance with the provisions hereof and the making of any subscription and payment for the shares called for thereby during any such period delivery of certificates for shares may be postponed for not exceeding five (5) days after the date of the re-opening of said share transfer books. Provided however that any such postponement of delivery of certificates shall be without prejudice to the right of the holders of share purchase warrants so surrendering the same and making payment during such period to receive such certificates for the shares called for after the share transfer books shall have been re-opened.

10. Subject as hereinafter provided, all or any of the rights conferred upon the holders of any of the share purchase warrants by the term of such share purchase warrants may be enforced by the holders of such share purchase warrants by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein or in any of the share purchase warrants issued hereunder shall be had against any shareholder, officer or director of the Company either directly or through the Company, it being expressly agreed and declared that the obligations under the said share purchase warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, officers or directors of the Company or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the share purchase warrants.

11. The holder hereof may subscribe for and purchase any less number of shares than the number of shares expressed in such warrant. In the case of any subscription for a less number of shares than expressed in any share purchase warrant the holder hereof shall be entitled to receive a new share purchase warrant or warrants in respect of the balance of such shares not then subscribed for.

12. If any share purchase warrant becomes stolen, lost, mutilated or destroyed the Company may, on such terms as it may in its discretion impose, respectively issue and countersign a new share purchase warrant of like denomination, tenor and date as the share purchase warrant so stolen, lost, mutilated or destroyed.

13. The holders of share purchase warrants shall have the power from time to time by an extraordinary resolution (as hereinafter defined):

(a) to sanction any modification, abrogation, alteration or compromise of the rights of the bearers of warrants against the Company which shall be agreed to by the Company and/or

(b) to assent to any modification of or change in or omission from the provisions contained in the warrants or any instrument ancillary or supplemental hereto which shall be agreed to by the Company; and/or

(c) to restrain any holder of a warrant from taking or instituting any suit or proceedings against the Company for the enforcement of any of the covenants on the part of the Company conferred upon the holders of any of the warrants by the terms of such warrants.

Any such extraordinary resolution as aforesaid shall be binding upon all the holders of warrants whether or not assenting in writing to any such extraordinary resolution and each holder of any of the warrants shall be bound to give effect thereto accordingly. Such extraordinary resolution shall, where applicable, be binding on the Company which shall give effect thereto accordingly.

The expression "extraordinary resolution" when used herein shall mean a resolution assented to in writing, in one or more counterparts, by the holders of warrants calling in the aggregate for not less than seventy-five per cent (75%) of the aggregate number of common shares called for by all of the warrants for the time being outstanding.

14. All notices to be sent hereunder shall be deemed to be validly given to the holders of the share purchase warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in a register of warrant holders to be maintained by the Company, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the posting thereof.

15.     Time  shall  be  of  the  essence  of  this  Warrant.

16.     This  Warrant  is  not  valid  unless  originally signed by the Company.

17. THE HOLDER, BY ACCEPTANCE OF THIS WARRANT CERTIFICATE, AGREES THAT THE WARRANTS REPRESENTED HEREBY ARE NON-TRANSFERRABLE AND ALL RIGHTS TO THE SHARES UPON EXERCISE HEREUNDER ARE SUBJECT TO AND TRANSFERRABLE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE SECURITIES LEGISLATION OF THE JURISDICTION IN WHICH SUCH TRANSFER OR SALE TAKES PLACE.

18. This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario.